Exhibit 10.38

THIRD AMENDMENT TO LETTER AGREEMENT

This Third Amendment to Letter Agreement is dated January 29, 2009, between Eddie Bauer Holdings, Inc. (“Eddie Bauer”) and McNeil S. Fiske, Jr. (“Executive”).

RECITALS

A. Eddie Bauer and Executive are parties to a Letter Agreement dated June 12, 2007, as amended August 5, 2008 and December 31, 2008, relating to Executive’s employment with Eddie Bauer (the “Letter Agreement”).

B. The parties desire to amend the Letter Agreement to effectuate the Executive’s voluntary reduction of his salary for 2009.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the definition set forth in the Letter Agreement unless otherwise specified.

2. Base Salary. The parties hereby agree that the biweekly payments of the Executive’s Base Salary shall be reduced by 10% per payment, beginning with the pay period commencing January 18, 2009, to a biweekly payment of $38,076.92 before deductions. The reduction in Base Salary shall continue through December 31, 2009. The Executive’s Base Salary shall automatically return to $1,100,000 annually without further action on the part of the Executive or Company on January 1, 2010.

3. Severance Benefits. The parties agree that notwithstanding the reduction in Base Salary as provided in paragraph 2 above, in the event that Severance Pay becomes due during calendar 2009 under the terms of the Letter Agreement or the Company’s Senior Officer Change in Control Compensation Benefit Plan (the “Change in Control Plan”), the amount of Severance Pay shall be calculated based upon the Executive’s full unreduced amount of Base Salary as set forth in the introduction to the Letter Agreement, rather than the reduced amount specified in paragraph 2 above.

4. Incentive Bonus. In the event that an annual incentive bonus shall become payable to the Executive for performance during 2009, the amount thereof shall be determined based upon the full unreduced amount of the Base Salary as set forth in the introduction to the Letter Agreement, rather than the reduced amount specified in paragraph 2 above.

5. No Other Modifications. Except as provided above, the Letter Agreement shall remain unchanged.

Executed to be effective as of the date set forth above.

EDDIE BAUER HOLDINGS, INC.		EXECUTIVE

By:	/s/ Freya R. Brier	/s/ McNeil S. Fiske, Jr.
Freya R. Brier, Senior Vice President		McNeil S. Fiske, Jr.